As filed with the Securities and Exchange Commission on June 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1406262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Mittel Drive

Wood Dale, IL 60191

(630) 350-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Winemaster

Chief Executive Officer and President

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, IL 60191

(630) 350-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David P. McHugh David McCarthy Schiff Hardin LLP 233 S. Wacker Drive Chicago, IL 60613 Tel.: (312) 258-5500	Catherine V. Andrews, Esq. General Counsel Power Solutions International, Inc. 201 Mittel Drive Wood Dale, IL 60191 Tel.: (630) 350-9400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Secondary Offering:
Common Stock, $0.001 par value per share	500,000	$51.97	$25,985,000	$3,020

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such additional indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act. In accordance with Rule 457(c) of the Securities Act, the price shown is the average of the high and low prices for the Registrant’s common stock on May 28, 2015, as reported on The Nasdaq Capital Market.

STATEMENT PURSUANT TO RULE 429

This registration statement is (i) a new registration statement with respect to the offer and sale of an aggregate of 500,000 shares of common stock that may be offered by the selling stockholders named herein and (ii) a post-effective amendment to a registration statement on Form S-3 (File No. 333-193884) filed on February 12, 2014, and declared effective by the Securities and Exchange Commission on February 14, 2014, or the Prior Registration Statement, that registered for offer and sale an indeterminate aggregate principal amount and number of securities of each identified class of securities (common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, stock purchase contracts and units) as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $150,000,000. A registration fee of $19,320 was previously paid for the securities registered under the Prior Registration Statement. None of the securities registered under the Prior Registration Statement have yet been sold by the registrant. Pursuant to Rule 429 under the Securities Act, the registrant is filing a single prospectus in this registration statement in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering registered on the Prior Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell any shares of common stock or accept an offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2015

PROSPECTUS

POWER SOLUTIONS INTERNATIONAL, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Stock Purchase Contracts

Units

500,000 shares of

Common Stock to

be sold by selling

stockholders

Power Solutions International, Inc. (“we,” “us,” “our” or the “Company”) may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The total aggregate offering price for these securities will not exceed $150,000,000.

In addition, up to 500,000 shares of our common stock may be offered and sold, from time to time, by the selling stockholders described in this prospectus under the heading “Selling Stockholders.” We will pay all registration expenses (other than underwriting discounts and commissions and transfer taxes) in connection with the registration of the selling stockholders’ common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

These securities may be offered or sold by us and/or the selling stockholders to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we or the selling stockholders may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement, to the extent such prospectus supplement is required by law.

This prospectus describes the general terms of these securities and the general manner in which we and/or the selling stockholders will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus, to the extent any such prospectus supplement is required by law. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

The principal executive offices of Power Solutions International, Inc. are located at 201 Mittel Drive, Wood Dale, IL 60191, and the telephone number is (630) 350-9400.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PSIX.” On June 1, 2015, the closing price of our common stock on The Nasdaq Capital Market was $53.92 per share.

Investing in the securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 3 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2015.

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings and the selling stockholders may sell shares of common stock.

This prospectus provides you with a general description of the securities we may offer. This prospectus also provides you with a description of the common stock that we and the selling stockholders may offer. Each time we and/or the selling stockholders sell securities, we will, if required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov. You may also obtain copies of these documents we have filed with the SEC free of charge from our internet website at http://www.psiengines.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

This prospectus is a part of a registration statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us.

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed February 17, 2015, February 26, 2015, March 18, 2015, April 15, 2015, April 29, 2015 and May 6, 2015 (excluding all information furnished in such reports under Item 2.02 or Item 7.01); and

•	the description of our common stock, par value $0.001 per share, contained in the registration statement on Form 10-SB filed with the SEC by Power Solutions International, Inc., a Nevada corporation (then known as Format, Inc.) (“Format”), the predecessor to the Company for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), pursuant to Section 12 of the Exchange Act on November 14, 2006, and any amendments or reports filed for the purpose of updating such description, including the Current Report on Form 8-K filed by the Company with the SEC on September 1, 2011, whereby the Company confirmed that it is the successor-in-interest to Format and elected to continue registration under Section 12(g) of the Exchange Act with respect to its common stock pursuant to Rule 12g-3 thereunder, without the filing of a new registration statement pursuant to the Exchange Act.

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or
15(d) under the Exchange Act (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein), including any reports filed for the purpose of updating the description of our common stock, par value $0.001 per share, contained in this prospectus: (1) after the date of the registration statement of which this prospectus forms a part and before its effectiveness, and (2) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the documents incorporated by reference herein.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Power Solutions International, Inc.

Attention: Corporate Secretary

201 Mittel Drive

Wood Dale, IL 60191

(630) 350-9400

Risk Factors

Investing in our securities involves a high degree of risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Forward-Looking Statements

This prospectus and the documents that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “hope,” “will,” “should,” “expect,” “plan,” “forecast,” “project,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “contemplate,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions and are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. These risks, uncertainties and other factors include, without limitation:

•	The market for alternative fuel spark-ignited power systems may not continue to develop according to our expectations and, as a result, our business may not grow as planned and our business plan may be adversely affected.

•	Our 8.8 liter engine block is the first engine block manufactured in-house by our company, and may not be successful.

•	We may not succeed with the expansion of our product into the on-road market.

•	New products, including new engines we develop, may not achieve widespread adoption.

•	Changes in environmental and regulatory policies could hurt the market for our products.

•	We currently face, and will continue to face, significant competition, which could result in a decrease in our revenue.

•	Our industrial original equipment manufacturer (OEM) customers may not continue to outsource their power system needs.

•	We are dependent on certain products and industrial OEM market categories for a significant share of our revenues and profits.

•	We are dependent on relationships with our OEM customers and any change in our relationships with any of our key OEM customers could have a material adverse effect on our business and financial results.

•	We are dependent on relationships with our material suppliers, and the partial or complete loss of one of these key suppliers, or the failure to find replacement suppliers or manufacturers in a timely manner, could adversely affect our business.

•	We derive a substantial majority of our diesel power systems revenues from our relationships with Perkins and Caterpillar.

•	The quality and performance of our power systems are, in part, dependent on the quality of their component parts that we obtain from various suppliers, which makes us susceptible to performance issues that could materially and adversely affect our business, reputation and financial results.

•	We maintain a significant investment in inventory, and a decline in our customers’ purchases could lead to a decline in our sales and profitability and cause us to accumulate excess inventory.

•	Changes in our product mix could materially and adversely affect our business.

•	Our financial position, results of operations and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

•	Fuel price differentials are hard to predict and may have an adverse impact on the demand for our products in the future.

•	The volatility of oil and gas prices may indirectly affect our stock price.

•	Price increases in some of the key components in our power systems could materially and adversely affect our operating results and cash flows.

•	Many of our power systems involve long and variable design and sales cycles, which could have a negative impact on our results of operations for any given quarter or year.

•	Our existing debt or new debt that we incur could adversely affect our business and growth prospects.

•	Our quarterly operating results are subject to variability from quarter to quarter.

•	If we fail to adequately protect our intellectual property rights, we could lose important proprietary technology, which could materially and adversely affect our business.

•	If we face claims of intellectual property infringement by third parties, we could encounter expensive litigation, be liable for significant damages or incur restrictions on our ability to sell our products and services.

•	We could suffer warranty claims or be subject to product liability claims, both of which could materially and adversely affect our business.

•	We could become subject to product liability claims.

•	We may have difficulty managing the expansion of our operations.

•	If we do not properly manage the sales of our products into foreign markets, our business could suffer.

•	If our production facilities become inoperable, our business, including our ability to manufacture our power systems, will be harmed.

•	We may be adversely impacted by work stoppages and other labor matters.

•	Our business could be adversely affected by increased compensation costs or difficulties in attracting staff for our business including those related to acquisitions.

•	The loss of one or more key members of our senior management, or our inability to attract and retain qualified personnel could harm our business.

•	Governmental regulation may adversely affect our existing and future operations and financial results, including harming our ability to expand or by increasing our operating costs.

•	We could be adversely affected by risks associated with acquisitions and joint ventures, including those in the Asian markets.

•	Failure to raise additional capital or to generate the significant capital necessary to continue our growth could reduce our ability to compete and could harm our business.

•	We are and will continue to be subject to foreign laws, rules and regulations as our business expands into these foreign markets and cannot be certain as to our continued compliance and costs related thereto.

•	We could become liable for damages resulting from our manufacturing activities.

•	We may have unanticipated tax liabilities that could adversely impact our results of operations and financial condition.

•	Changes in accounting standards or inaccurate estimates or assumptions in applying accounting policies could adversely affect us.

•	Variability in self-insurance liability estimates could significantly impact our results of operations.

•	We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal control over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our financial statements.

•	Concentration of ownership among our existing executive officers may prevent new investors from influencing significant corporate decisions.

•	The price of our stock may be volatile and may decline in value.

•	Future sales by us or our existing stockholders could depress the market price of our common stock.

•	Our actual operating results may differ significantly from our guidance.

•	We have discretion in the use of borrowings under our revolving line of credit and may use them in a manner in which our stockholders may not consider appropriate.

•	Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

•	Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

•	If securities or industry analysts cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

•	We do not anticipate paying any dividends in the foreseeable future.

The foregoing list of factors is not exclusive. For further information about these and other risks, uncertainties and factors affecting the Company’s business and prospects, please review the disclosure contained in the Company’s periodic reports on Form 10-K and Form 10-Q, Current Reports on Form 8-K and other filings made with the SEC. You should not place undue reliance on any forward-looking statements. The Company expressly disclaims any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

Power Solutions International, Inc.

We are a global producer and distributor of a broad range of high performance, certified low-emission, power systems that primarily run on alternative fuels such as natural gas and propane and are designed to meet emission standards of the Environmental Protection Agency (EPA) and the California Air Resources Board (CARB). Our customers include large, multinational original equipment manufacturers (OEMs) of off-highway industrial equipment, and we are a sole source provider of alternative fuel power systems for most of these customers. Our power systems are currently used by OEMs in a wide range of industries with a diversified set of applications, including stationary electricity generators, oil and gas equipment, forklifts, aerial work platforms, industrial sweepers, arbor equipment, agricultural and turf equipment, aircraft ground support equipment, construction and irrigation equipment, and other industrial equipment. In addition to our primary focus on the industrial market, we are introducing a range of alternative fuel power systems designed for the on-highway market. On May 19, 2015, we acquired the assets of Powertrain Integration, LLC, a manufacturer of on-highway power solutions, including systems, components and services, for niche on-highway OEMs and fleets.

Our power systems are highly engineered, comprehensive systems customized to meet specific industrial OEM application requirements and technical specifications, as well as requirements imposed by environmental regulatory bodies. Our power system configurations range from a basic engine block integrated with appropriate fuel system components to completely packaged power systems. We purchase engines from third party suppliers and produce internally-designed engines, both of which are then integrated into our power systems. We are also conducting research and development for the purpose of designing, developing and manufacturing other engines in-house. A substantial portion of the components we integrate into our power systems consist of internally designed components and components for which we coordinate significant design efforts with third party suppliers, with the remainder consisting largely of parts that we source off the shelf from third party suppliers. We are able to provide our customers with a comprehensive, emission-certified power system which can be incorporated, using a single part number, directly into a customer’s specified application.

For industrial applications, our alternative fuel power systems meet or exceed emission standards of the EPA and the CARB and represent a cleaner, and typically less expensive, alternative to diesel fuel power systems. While our power systems primarily run on alternative fuels, we also supply EPA and CARB emission-certified standard fuel power systems, and we are one of the largest suppliers of Perkins and Caterpillar diesel power systems under 275 horsepower. We expect that growth in domestic sales of our low-emission power systems will be driven by the substantial breadth of our emission-certified products, as well as increasing U.S. demand for alternative fuel power systems resulting from the adoption of increasingly stringent engine emission regulations. We are also experiencing increasing demand for our power systems from international industrial OEMs that manufacture industrial equipment for the U.S. import market.

In addition to our emission-certified power systems, we produce and distribute non-emission-certified power systems for industrial OEMs for particular applications in markets without emission standards (for example, oil and gas equipment used in Canada).

We are a Delaware corporation, and our principal executive offices are located at 201 Mittel Drive, Wood Dale, IL 60191. Our telephone number is (630) 350-9400.

Use of Proceeds

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from the sale by the Company of the offered securities may be used for:

•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	expanding existing businesses, acquiring businesses or investing in other business opportunities;

•	repurchase of shares of our common stock or other securities;

•	capital expenditures; and

•	general corporate purposes.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

The registration statement of which this prospectus forms a part has been filed in part to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We will pay all registration expenses (other than underwriting discounts and commissions and transfer taxes).

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of May 27, 2015. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that each selling stockholders will sell all of his shares of our common stock covered by this prospectus. When we refer to the selling stockholders in this prospectus, we mean the persons listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest.

We have based our calculation of beneficial ownership on 10,736,655 shares of common stock outstanding as of May 27, 2015.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.

All of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, except to the extent authority is shared by spouses under applicable law. The information is not necessarily indicative of beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering
Name of Beneficial Owner(1)	Number	Percent		Number	Percent
Gary S. Winemaster(2)	3,872,696	36.07%	250,000	3,622,696	33.74%
Kenneth J. Winemaster(3)	2,180,545	20.31%	250,000	1,930,545	17.98%

(1)	The address of each person is c/o Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191.
(2)	Gary S. Winemaster is our Chairman of the Board, Chief Executive Officer and President.
(3)	Kenneth J. Winemaster is our Senior Vice President.

Ratio of Earnings to Fixed Charges

The following table shows our ratio of consolidated earnings to fixed charges for the three months ended March 31, 2015 and each of our last five fiscal years:

Three Months Ended March 31,	Year Ended December 31,
2015	2014	2013	2012	2011	2010

n/a(1)	15.27x	n/a(1)	6.87x	4.59x	1.75x

(1)	For the three months ended March 31, 2015 and for the year ended December 31, 2013 the amount of fixed charges exceeded our earnings. We would have needed to generate additional earnings of approximately $72,000 and $14,001,000 for the three months ended March 31, 2015 and for the year ended December 31, 2013, respectively, to achieve a ratio of earnings to fixed charges of 1:1 in each related period.

For the purpose of computing the above ratios, earnings consists of (loss) income before income taxes plus fixed charges, and fixed charges consists of interest expense and an estimate of the portion of rental expense that represents the interest factor.

As of the date of this prospectus we do not have any shares of preferred stock outstanding and, prior to the date of this prospectus, we did not have any shares of preferred stock outstanding that paid holders thereof any preference dividends. Accordingly, our ratio of earnings to combined fixed charges and preference dividends is the same as our ratio of consolidated earnings to fixed charges as disclosed above.

Description of the Securities We May Offer

This prospectus contains summary descriptions of the preferred stock, senior and subordinated debt securities, depositary shares, warrants, subscription rights, stock purchase contracts and units that we may offer from time to time. This prospectus also contains a summary description of the common stock that we and/or the selling stockholders may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. If required by law, we will also set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. A prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholder will be contained in a prospectus supplement and/or other offering material relating to such offering to the extent required by law. You should read any prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Common Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, par value $0.001 per share, as set forth in the applicable prospectus supplement. The selling stockholders may also offer shares of our common stock. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of our certificate of incorporation and bylaws as well as relevant portions of the DGCL.

General

We are authorized to issue up to an aggregate of 50,000,000 shares of our common stock, par value $0.001 per share. As of May 27, 2015 an aggregate of 10,736,655 shares of our common stock were issued and outstanding. Our common stock is listed on The Nasdaq Capital Market under the symbol “PSIX.” Each holder of a share of our common stock is entitled to one vote per share held on each matter to be considered by holders of our common stock. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably, subject to the rights of any then outstanding shares of preferred stock, such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for our operations and expansion. Upon any liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the preferences of any then outstanding shares of preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of our common stock are fully-paid and non-assessable.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Pursuant to the terms of our certificate of incorporation, we have authorized but unissued shares of our common stock which are available for future issuance without any further vote or action by our stockholders. In addition, as discussed below, pursuant to the terms of our certificate of incorporation, we are authorized to issue, without stockholder approval, up to an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may have been determined by our board of directors, which may have established from time to time the number of shares to be included in such series, and fixed the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Any preferred stock so established and designated by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of our company.

These shares of common stock and preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock, and our ability to fix the designations, powers, preferences and rights of shares of our preferred stock, could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.

Description of Preferred Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.001 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, applicable provisions of the DGCL, and the certificate of designations relating to the particular series of preferred stock (which we will file with the SEC in connection with the issuance of that series of preferred stock). You should carefully consider the actual provisions of our certificate of incorporation and bylaws as well as relevant portions of the DGCL.

Under our certificate of incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 2, 2015, no shares of preferred stock were issued and outstanding.

Our board of directors has the authority, without further action by our stockholders, to issue preferred stock from time to time in one or more series, and to fix the number of shares, designations and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•	the distinctive designation or title of each series and the number of shares that will constitute the series;

•	the voting powers, if any, of shares of the series;

•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends will accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered will, when issued against full payment of their purchase price, be fully paid and nonassessable. If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment. Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;

•	any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	other terms of the debt securities, including terms, procedures and limitations relating to the exchange and transfer of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•	direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•	there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•	our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Depositary Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of a particular class or series of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular class or series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus. You should carefully consider the actual provisions of these documents.

The shares of any class or series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related class or series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant class or series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any depositary shares offered under this prospectus will also be described in the applicable prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

Description of Warrants

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the terms of any mandatory or option call provisions;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any Warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Description of Subscription Rights

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, subscription rights to purchase shares of our common stock or preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights set forth in any subscription agreement, which we will file with the SEC in connection with the issuance of the subscription rights, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. You should carefully consider the actual provisions of these documents.

The subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be offered to each stockholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the dates on which the right to exercise the subscription rights will commence and expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights; and

•	other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any subscription rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Stock Purchase Contracts

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of common stock or other securities at a future date or dates. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the stock purchase contracts, which we will file with the SEC in connection with the issuance of the stock purchase contracts, and the terms of the securities to which the stock purchase contracts relate. You should carefully consider the actual provisions of the stock purchase contracts.

The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or require such holders to make periodic payments to us, and such payments by us may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. Specific terms of the stock purchase contracts will be stated in the applicable prospectus supplement.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any stock purchase contracts offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, units comprised of two or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

Specific terms of the units and any related unit agreement, including, among others, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and whether the units will be issued in fully registered or global form, will be stated in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the units and any related unit agreement, which we will file with the SEC in connection with the issuance of the units, and the terms of the securities that comprise the units. You should carefully consider the actual provisions of the units and any related unit agreement.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any units offered under this prospectus will also be described in the applicable prospectus supplement.

Plan of Distribution

We or the selling stockholders may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We and the selling stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

        If we or the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or the selling stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

These sales may be effected in transactions, which may involve crosses or block transactions through:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, each time that we or the selling stockholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us and/or the selling stockholders; any over-allotment options under which underwriters may purchase additional securities from us and/or the selling stockholders; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The Nasdaq Capital Market. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We and the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we or the selling stockholders use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we or the selling stockholders use agents in the sale of securities, unless otherwise indicated in any prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may solicit offers to purchase the securities directly, and we or the selling stockholders may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we or the selling stockholders sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in any applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We or the selling stockholders may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us or the selling stockholders against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system (if the securities are listed on an exchange or admitted for trading on an automated quotation system), in the over-the-counter market or otherwise.

We or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any securities or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us or any selling stockholder.

We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agents regarding the sale of our common stock by any selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer by them. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, distribute, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

We, the selling stockholders and any other person participating in the sale of the shares of common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by us, the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Legal Matters

        Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Schiff Hardin LLP, Chicago, Illinois. The validity of the common stock offered by our selling stockholders will be passed on by Catherine V. Andrews, our Secretary and General Counsel. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Experts

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and are incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth those expenses to be incurred by Power Solutions International, Inc. in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$22,340

Printing, engraving, and postage expenses	(1)

Legal fees and expenses	(1)

Trustee fees and expenses	(1)

Accounting fees and expenses	(1)

Miscellaneous expenses	(1)

Total	(1)

(1)	These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement, if any.

Item 15. Indemnification of Directors and Officers.

The registrant is subject to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Indemnification pursuant to Section 145 does not exclude any other rights to which those seeking indemnification may be entitled under the registrant’s certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant has entered into indemnification agreements with each of the registrant’s directors and certain officers, in each case which provides for mandatory indemnification, to the fullest extent permitted by law, of any such director or officer in the event that such director or officer party thereto is made a party to or other participant in any proceeding by reason of the fact that such person is or was a director, officer, employee, controlling person, agent or fiduciary for the registrant, its subsidiaries or any other person for which such director or officer was serving at the request of the registrant in any such capacity, or by reason of any action or inaction by such director or officer while serving in such capacity, but only if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the registrant’s best interests and, in the case of a criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Each such agreement also obligates the registrant, to the fullest extent permitted by law and until a determination is made that the director or officer is not entitled to be indemnified, to advance expenses to such director or officer; provided, that such director or officer has agreed to repay advanced expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses. Pursuant to each such indemnification agreement, the registrant is required to maintain, at its expense, liability insurance applicable to directors and officers in such amount, and otherwise on such terms, as are determined in good faith by the registrant’s board of directors, and the registrant’s directors and officers party thereto are entitled to be covered by such policy or policies.

The certificate of incorporation for the registrant provides for the indemnification of the registrant’s directors, officers, employees and agents as specified therein. In addition, the certificate of incorporation for the registrant provides that the personal liability of the registrant’s directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

The registrant also maintains standard policies of insurance under which coverage is provided (a) to the registrant’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by it to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Item 16. Exhibits.

Number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Power Solutions International, Inc., a Delaware corporation, originally filed with the Secretary of State of the State of Delaware on August 12, 2011 (incorporated by reference from Exhibit 3.4 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1, Registration No. 333-174543, filed August 19, 2011)

3.2	Bylaws of Power Solutions International, Inc., a Delaware corporation, adopted August 12, 2011 (incorporated by reference from Exhibit 3.5 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1, Registration No. 333-174543, filed August 19, 2011)

4.1	Form of Indenture for Senior Debt Securities (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form S-3, Registration No. 333-193884, filed February 12, 2014)

4.2	Form of Indenture for Subordinated Debt Securities (incorporated by reference from Exhibit 4.2 to the registrant’s Registration Statement on Form S-3, Registration No. 333-193884, filed February 12, 2014)

4.3	Form of Deposit Agreement*

4.4	Form of Warrant Agreement, including form of Warrant Certificate*

4.5	Form of Subscription Agreement, including form of Subscription Rights Certificate*

4.6	Form of Stock Purchase Contract*

4.7	Form of Unit Agreement*

5.1	Opinion of Schiff Hardin LLP

5.2	Opinion of Catherine V. Andrews

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGladrey LLP

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

23.3	Consent of Catherine V. Andrews (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939**

Number	Description

25.2	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939**

*	If applicable, to be filed by an amendment to the Registration Statement or the Prior Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on the 2nd day of June, 2015.

Power Solutions International, Inc.

By:	/s/ Daniel P. Gorey
	Name:	Daniel P. Gorey
	Title:	Chief Financial Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints each of Gary Winemaster, Eric Cohen, Daniel Gorey and Catherine Andrews as his or her true and lawful attorney-in-fact and agent, acting alone, with full power and substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Winemaster	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	June 2, 2015
Gary S. Winemaster

/s/ Daniel P. Gorey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2015
Daniel P. Gorey

/s/ Kenneth Landini	Director	June 2, 2015
Kenneth Landini

/s/ Jay J. Hansen	Director	June 2, 2015
Jay J. Hansen

/s/ Mary E. Vogt	Director	June 2, 2015
Mary E. Vogt

Exhibit Index

Number	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Power Solutions International, Inc., a Delaware corporation, originally filed with the Secretary of State of the State of Delaware on August 12, 2011 (incorporated by reference from Exhibit 3.4 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1, Registration No. 333-174543, filed August 19, 2011)

3.2	Bylaws of Power Solutions International, Inc., a Delaware corporation, adopted August 12, 2011 (incorporated by reference from Exhibit 3.5 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1, Registration No. 333-174543, filed August 19, 2011)

4.1	Form of Indenture for Senior Debt Securities (incorporated by reference from Exhibit 4.1 to the registrant’s Registration Statement on Form S-3, Registration No. 333-193884, filed February 12, 2014)

4.2	Form of Indenture for Subordinated Debt Securities (incorporated by reference from Exhibit 4.2 to the registrant’s Registration Statement on Form S-3, Registration No. 333-193884, filed February 12, 2014)

4.3	Form of Deposit Agreement*

4.4	Form of Warrant Agreement, including form of Warrant Certificate*

4.5	Form of Subscription Agreement, including form of Subscription Rights Certificate*

4.6	Form of Stock Purchase Contract*

4.7	Form of Unit Agreement*

5.1	Opinion of Schiff Hardin LLP

5.2	Opinion of Catherine V. Andrews

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGladrey LLP

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

23.3	Consent of Catherine V. Andrews (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939**

25.2	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939**

*	If applicable, to be filed by an amendment to the Registration Statement or the Prior Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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